                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                              Jurisdiction of Organization
------------------                              ----------------------------
Primus (Barbados), Ltd.                         Barbados
Primus Group Holdings, LLC                      Delaware
Primus Financial Products, LLC                  Delaware
Primus Asset Management, Inc.                   Delaware
Primus Re, Ltd.                                 Bermuda